                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                 National Medical Financial Services Corporation
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee:

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:



         2) Aggregate number of securities to which transaction applies:



         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



         4) Proposed maximum aggregate value of transaction:



         5) Total fee paid:



[   ] Fee paid previously with preliminary materials.
[   ] Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:



         2) Form, Schedule or Registration Statement No.:



         3) Filing party:



         4) Date Filed:

                                                               Preliminary Copy

                 NATIONAL MEDICAL FINANCIAL SERVICES CORPORATION
                           1315 Greg Street, Suite 103
                              Sparks, Nevada 89431

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 20, 1998
                         ------------------------------


         The 1998 Annual Meeting of Stockholders (the "Meeting") of National Medical Financial Services Corporation, a Nevada corporation (the "Company"), will be held on Monday, July 20, 1998, at 10:30 a.m. local time, at 2171 Sandy Drive, State College, Pennsylvania 16803 for the following purposes:

         1. To elect one Class II Director to hold office until the Annual Meeting of Stockholders in 2000 and until his respective successor is duly elected and qualified;

         2. To approve and authorize the issuance of additional shares of the Company's Common Stock related to certain business acquisitions; and

         3. To transact such other business as may properly come before the Meeting and any and all adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on Thursday, June 11, 1998 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting. A complete list of stockholders entitled to vote at the Meeting will be available for examination during normal business hours by any stockholder of the Company, for any purpose germane to the Meeting, for a period of ten (10) days prior to the Meeting, at the Company's offices located at the address set forth above. Only stockholders of record at that time are entitled to notice of and to vote at the Meeting and any and all adjournments or postponements thereof.

         A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997, a Proxy Statement and a proxy accompany this notice. These materials are first being sent to stockholders on or about June 18, 1998.

         The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Meeting.

         The Board of Directors urges you to date, sign and return the enclosed proxy as soon as possible. You are invited to attend the Meeting in person. Stockholders will be admitted to the Meeting only upon presentation of proof of stock ownership, which may include a current brokerage statement or a letter from their bank or broker. The return of the enclosed proxy will not affect your right to vote in person if you do attend the Meeting.

                                         By Order of the Board of Directors,


                                         ROBERT W. HORNER, JR.
                                         Secretary
Sparks, Nevada
June 18, 1998

                                                               Preliminary Copy

                 NATIONAL MEDICAL FINANCIAL SERVICES CORPORATION
                           1315 Greg Street, Suite 103
                              Sparks, Nevada 89431

                            -------------------------


                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                            -------------------------

                               GENERAL INFORMATION



         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of National Medical Financial Services Corporation, a Nevada corporation (the "Company"), for use at the Company's 1998 Annual Meeting of Stockholders (together with any and all adjournments or postponements thereof, the "Meeting") which is scheduled to be held on Monday, July 20, 1998, at 10:30 a.m. local time, at 2171 Sandy Drive, State College, Pennsylvania 16803, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement, the foregoing notice, the Annual Report to Stockholders for the fiscal year ended December 31, 1997 and the enclosed proxy are first being sent to stockholders on or about June 18, 1998. The Annual Report to Stockholders is not to be considered part of the Company's proxy solicitation materials.

         At the Meeting, stockholders will be asked to: (i) elect one Class II Director of the Company to serve until the Annual Meeting of Stockholders in 2000 and until his successor is duly elected and qualified; (ii) approve and authorize the issuance of additional shares of the Company's Common Stock related to certain business acquisitions, as more fully described in this Proxy Statement; and (iii) transact such other business as may properly come before the Meeting. The Company's Board of Directors recommends a vote "FOR" the election of the nominee for director of the Company listed below and a vote "FOR" the approval and authorization of issuance of additional shares of the Company's Common Stock related to certain business acquisitions.

         The Board of Directors knows of no other matters which are likely to be brought before the Meeting. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

         Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

             VOTING SECURITIES, VOTING RIGHTS AND SECURITY OWNERSHIP


Voting Securities and Voting Rights

         The presence, in person or by proxy, of the holders of a majority of the outstanding Common Stock is necessary to constitute a quorum at the Meeting. Only stockholders of record at the close of business on June 11, 1998 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting. As of the Record Date, there were 1,703,336 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock as of the Record Date are entitled to one vote for each share held. Holders of Common Stock do not have cumulative voting rights.

         All shares of Common Stock represented by properly executed proxies will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated in such proxies. If no such instructions are indicated, such shares will be voted in favor of election of the nominee for director of the Company listed below and in favor of the approval and authorization of issuance of additional shares of the Company's Common Stock related to certain business acquisitions and in the discretion of the persons named in the enclosed proxy with respect to any other matter that may properly come before the Meeting. Abstentions will be counted as shares present for quorum purposes. Broker non-votes will not be counted for determining a quorum or in determining whether a matter has been approved. Any stockholder executing a proxy has the power to revoke such proxy at any time prior to its exercise. A proxy may be revoked by (i) filing with the Company a written revocation of the proxy, (ii) appearing at the Meeting and casting a vote contrary to that indicated on the proxy, or (iii) submitting a duly executed proxy bearing a later date.

         The cost of preparing, printing, assembling and mailing this Proxy Statement and other material furnished to stockholders in connection with the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers, directors and regular employees of the Company may solicit proxies by written communication, by telephone, telegraph or personal call. Such persons will receive no special compensation for any solicitation activities. The Company will reimburse banks, brokers and other persons holding Common Stock in their names, or those of their nominees, for their expenses in forwarding proxy solicitation materials to the beneficial owners of Common Stock.

Security Ownership of Management and Principal Stockholders

         The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of May 31, 1998 by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each executive officer named in the table under the caption "Executive Compensation" and (iv) all directors and executive officers as a group.


Name and Address                                 Number of Shares
Beneficial Owner (1)                             Beneficially Owned (2)             Percent
--------------------                             ----------------------             -------

Douglas R. Colkitt, M.D.                             965,629 (3)                     44.5%

Eric D. Robinson                                      10,000 (4)                       *

Robert W. Horner, Jr.                                  5,012 (5)                       *

Jude J. Spak                                          24,400 (6)                      1.4

Richard L. Flickinger                                 31,800 (6)                      1.9

Robert M. Colkitt                                     20,000 (6)                      1.2

Morris Maybruch
1 Danielle Court
Suffern, New York 10901                              163,405                          9.6

Alan H.L. Carr-Locke
7-57 Wells Avenue
Newton, Massachusetts 02159                          363,989 (7)                     18.5

All directors and executive officers
as a group (6 persons)                             1,056,931                         47.1%


--------------------
* Less than 1.0%

(1) Except as otherwise set forth, the address of all such beneficial owners is in care of the Company at 1315 Greg Street, Suite 103, Sparks, Nevada 89431.

(2) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage beneficial ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(3) Includes 40,000 shares currently held in escrow and are subject to release in 1998. Includes currently exercisable options to purchase 15,000 shares at $1.63 per share. Includes currently exercisable Chairman's Warrants to purchase 450,000 shares, including 150,000 shares at $75.00 per share expiring August 2, 1998, 150,000 shares of Common Stock at $100.00 per share expiring on August 2, 2000 and 150,000 shares of Common Stock at $125.00 per share expiring on August 2, 2002.

(4) Includes currently exercisable options to purchase 10,000 shares at $1.63 per share.

(5) Includes currently exercisable options to purchase 4,500 shares at $1.63 per share.

(6) Includes currently exercisable options to purchase 20,000 shares at $1.63 per share.

(7) Based upon the latest information available to the Company. Includes currently exercisable incentive stock options to purchase 4,638 shares at $47.44 per share and non-qualified stock options to purchase 5,363 shares at $43.13 per share. Includes currently exercisable options to purchase 104,167 shares of Common Stock at an exercise price of $22.50 per share. Includes currently exercisable Chairman's Warrants to purchase 150,000 shares, including 50,000 shares at $75.00 per share expiring August 2, 1998, 50,000 shares of Common Stock at $100.00 per share expiring on August 2, 2000 and 50,000 shares of Common Stock at $125.00 per share expiring on August 2, 2002.


                        EXECUTIVE OFFICERS AND DIRECTORS



         The executive officers and directors of the Company, together with their ages and business backgrounds, are as follows:


              NAME                      AGE                POSITION
             ------                    -----              ----------
Douglas R. Colkitt, M.D.                44             Chairman of the Board of Directors and
                                                       Chief Executive Officer

Eric D. Robinson                        39             President

Robert W. Horner, Jr.                   44             Vice President, Chief Financial Officer,
                                                       Treasurer and Secretary

Jude J. Spak (1) (2)                    50             Director

Richard L. Flickinger (1) (2)           64             Director

Robert M. Colkitt (1) (2)               69             Director


--------------------
(1)     Member of Compensation Committee
(2)     Member of Audit Committee


The following sets forth certain information with respect to the members of the Board of Directors and executive officers of the Company.

Douglas R. Colkitt, M.D. has been the Chairman of the Board of Directors and Chief Executive Officer of the Company since March 14, 1997. Prior thereto, Dr. Colkitt served as the Chairman of the Board of Directors of the Company since its inception. Dr. Colkitt is also the Chairman, Chief Executive Officer and principal stockholder of EquiMed, Inc., a publicly traded company focusing primarily on physician practice management, information technology and outsourcing services primarily to the health care industry. See "CERTAIN TRANSACTIONS." Dr. Colkitt also owns a number of entities through his venture capital operations which conduct business in the medical field as well as such areas as document management, telemarketing, and software development. Dr. Colkitt is a graduate of Washington and Jefferson College in Washington, Pennsylvania, where he received his B.A. in Chemistry and Economics in 1975. Dr. Colkitt received his M.D.

from the University of Pennsylvania and his M.B.A.
from the Wharton School of the University of Pennsylvania, both in 1979.

Eric D. Robinson, has been the Company's President since November 1997. Prior thereto, Mr. Robinson served as President and Chief Executive Officer of Astute Systems, Inc. from July 1994 until November 1997. From 1989 until 1994, Mr. Robinson held various positions with Quixote Corporation, including Vice President/General Manager . Mr. Robinson received his B.S. in Forensic Science from the California State University Sacramento in 1983.

Robert W. Horner, Jr., C.P.A., has been the Company's Chief Financial Officer, Secretary and Treasurer since its inception and, in addition, became Vice President of the Company in February 1997. Prior thereto, Mr. Horner served as Director, Corporate Finance for Oncology Services Corporation from June 1993 until December 1994. From 1988 until 1993, Mr. Horner held various positions with Unico Corporation, including Vice President, Finance and Controller. Mr. Horner received his B.S. in Accounting from the Pennsylvania State University in 1975.

Jude J. Spak, C.P.A., has been a director of the Company since its inception. Mr. Spak is currently employed by Colkitt Associates. Mr. Spak served as Chief Financial Officer of Oncology Services Corporation from August 1990 until December 1995. Prior thereto, he was the Assistant Vice President of Federated Research Corporation since 1987, where he conducted investment research and fixed income mutual fund portfolio management. From 1980 to 1987, Mr. Spak was Assistant Treasurer of Joy Manufacturing Company, a producer of capital goods, and from 1977 to 1980, Mr. Spak was Director of Finance of Allegheny General Hospital. From 1970 to 1977, Mr. Spak was an audit manager with Price Waterhouse. He received his M.B.A. from the University of Pittsburgh and is a Chartered Financial Analyst.

Richard L. Flickinger has been a director of the Company since its inception. Since 1957, Mr. Flickinger has been the owner and operator of Flickinger's Nursery, a tree nursery company located in Sycamore, Pennsylvania.

Robert M. Colkitt has been a director of the Company since December 1995. Prior to his retirement in December 1995, Mr. Colkitt operated a multi-line insurance agency for 38 years. Mr. Colkitt is a chartered life underwriter. He is a principal in Home Gas and Oil Co., Inc., a wholesale producer of natural gas and oil. Mr. Colkitt is the father of Douglas R. Colkitt, M.D., the Company's Chairman and Chief Executive Officer.


Classes of Directors

         The Board of Directors currently has four members and is divided into two classes. Dr. Colkitt, Mr. Flickinger and Mr. Colkitt are Class I Directors and will serve until the annual meeting of stockholders in 1999 and thereafter for two years or until their successors has been elected and qualified. Mr. Spak is a Class II Director and, if elected, will serve until the annual meeting of stockholders in 2000 and thereafter for a term of two years or until his successor has been elected and qualified.


Meetings and Committees of the Board of Directors

         The Company has an Audit Committee and a Compensation Committee, but does not have a Nominating Committee.

         The Audit Committee consists of Messrs. Spak, Flickinger and Colkitt. The functions of the Audit Committee generally include reviewing with the Company's independent auditors the scope and results of their engagement and reviewing the adequacy of the Company's systems of internal accounting controls. The Audit Committee held one meeting and acted by written consent one time in 1997.

         The Compensation Committee consists of Messrs. Spak, Flickinger, and Colkitt. The functions of the Compensation Committee are to review and evaluate the compensation of the Company's executive officers, administer the Company's Stock Option Plan and establish guidelines for compensation of other personnel. The Compensation Committee held one meeting and acted by written consent one time in 1997.

         The Board of Directors held two meetings and acted by written consent four times in 1997. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees on which he served while a member of the board.


Compensation of Directors

         No cash compensation is currently paid by the Company to its outside directors, but such directors are eligible to participate in the Company's Stock Option Plan for Non-Employee Directors. The directors are reimbursed for their expenses of attending meetings of the Board of Directors and committees.


                             EXECUTIVE COMPENSATION


         The following table sets forth certain information with respect to compensation paid by the Company for the fiscal year ended December 31, 1997 to the Company's former President and Chief Executive Officer and other executive officers.


                           Summary Compensation Table


                                                             Annual                  Long Term
                                                          Compensation             Compensation

                                                                                    Securities
           Name & Principal                                                         Underlying             All Other
               Position                   Year       Salary ($)     Bonus ($)       Options (#)      Compensation ($) (1)
               --------                   ----       ----------     ---------       -----------      --------------------

Douglas R. Colkitt, M.D.,                 1997  $          --             --            --                $     --
Chairman and Chief
Executive Officer (1)

Alan H.L. Carr-Locke,                     1997       $  18,750            --            --                   $1,500
former President and
Chief Executive
Officer (2)                               1996        $150,000            --            --                   $9,000



(1) Dr. Colkitt has been the Company's Chairman since its inception. On February 1, 1997, he assumed the additional responsibilities and titles of President and Chief Executive Officer. On November 17, 1997, the Company hired a new President and Dr. Colkitt resigned as President. He continues to serve as the Company' Chairman and Chief Executive Officer. Since its inception, Dr. Colkitt has not received a salary for his services from the Company.

(2) Mr. Carr-Locke commenced employment with the Company on June 1, 1995 at an annual salary of $150,000. Mr. Carr-Locke resigned as an executive officer effective February 1, 1997.


         For the fiscal years ended December 31, 1997 and 1996, only the Company's former President and Chief Executive Officer received cash compensation in excess of $100,000. Only the Company's new President will receive cash compensation in excess of $100,000 during 1998.

         The following tables set forth information concerning the number of stock options granted during 1997 and 1996 and the value of unexercised options to purchase Common Stock held by the persons listed at December 31, 1997. None of the named executive officers exercised any stock options during 1997.


                          Stock Options Granted in 1997


                                                            % of Total
                                         # of Securities      Options
                                           Underlying       Granted to
                                             Options         Employees            ($/sh)             Expiration
                Name                         Granted        During 1997       Exercise Price            Date
                ----                         -------        -----------       --------------            ----

Douglas R. Colkitt, M.D.                   10,000 (1)          40.8%             $27.188            12/19/2005

Eric D. Robinson                           10,000 (2)          40.8%             $ 6.406            11/17/2002

Robert W. Horner, Jr.                       2,500 (3)          18.4%             $27.188            06/30/2007
                                            2,000 (1)                            $27.188            12/19/2005



(1) These options were originally granted on December 20, 1995, but were repriced on July 1, 1997 at the current fair market value on that date. These replacement options vested on July 1, 1997.

(2)      These options vested on November 17, 1997.

(3)      These options vested on July 1, 1997.


         In order to maintain a competitive compensation package to retain the current officers and directors of the Company, the Company repriced the stock options previously granted to those individual at an exercise price of $27.19 per share, the fair market value on that July 1, 1997.

                    Aggregated Stock Option Exercises in 1997
                  and Stock Option Values at December 31, 1997



                                                         Number of Securities
                                                              Underlying                     Value of Unexercised
                              Shares Acquired on          Unexercised Options                  In-the-Money
       Name                         Value                     at FY-End                     Options at FY-End ($)
      ------               Exercise (#)   Realized ($)        Exercisable      Unexercisable    Exercisable  Unexercisable
                           ------------   ------------     -----------------   -------------    -----------  -------------
Douglas R. Colkitt, M.D.      --              --              10,000                --              --           --

Eric D. Robinson              --              --              10,000                --              --           --

Robert W. Horner, Jr.         --              --               2,500                --              --           --
                              --              --               2,000                --              --           --


Employment Agreements

         On September 1, 1997, with an effective date of November 1, 1997, the Company entered into an employment agreement with Eric D. Robinson, pursuant to which Mr. Robinson will serve as President of the Company for the initial term through August 31, 2002 unless earlier terminated by Mr. Robinson or the Board of Directors. The agreement provides for an annual salary of not less than $150,000 per year plus bonuses, subject to the approval of the Board of Directors, benefits and reimbursement of expenses. Mr. Robinson was also granted non-qualified stock options under the Company's Stock Option Plan. He was granted options to purchase 10,000 shares of the Company's Common Stock at a fair market value of $6.41 per share under the Company's Stock Option Plan. In addition, Mr. Robinson is entitled to severance and other payments following the termination of his employment in certain circumstances, including a breach by the Company of the agreement or a change in control of the Company. Under such circumstances, Mr. Robinson is entitled to receive a payment from the Company equal to six months of his annual salary then in effect for any reason other than a change in control. If the termination is due to a change in control, Mr. Robinson is entitled to receive cash severance payments equal to twelve months of his annual salary then in effect. The agreement requires Mr. Robinson to devote his best efforts to the interests and business of the Company.


                         ELECTION OF CLASS II DIRECTORS


Nominees for Election

         At the Meeting, the stockholders will elect one Class II Director to hold office until the Annual Meeting of Stockholders in 2000 and until his respective successor is duly elected and qualified. The nominee of the Board of Directors for election as Class II Director is Jude J. Spak. Unless contrary instructions are given, the shares represented by the enclosed proxy will be voted "FOR" the election of the nominee. The Board of Directors believes that the nominee is willing to serve as director. If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election and, as a result, another nominee is designated, the person named in the enclosed proxy or other substitutes will have discretion and authority to vote for or to refrain from voting for the other nominee in accordance with their judgment. The nominee who receives the most votes at the Meeting will be elected director. The nominee for election as director, together with certain information about him, is as follows:


           Name          Age       Director Since       Term Expires
           ----          ---       --------------       ------------
      Jude J. Spak       50             1994                1998



Principal Occupation and Directorship Held by the Nominee

         Biography of the nominee for election is contained under "EXECUTIVE OFFICERS AND DIRECTORS" beginning on page 4.


              THE BOARD RECOMMENDS A VOTE "FOR" THE ABOVE NOMINEE.

          APPROVAL AND AUTHORIZATION TO ISSUE ADDITIONAL SHARES OF THE
               COMPANY'S COMMON STOCK RELATED TO CERTAIN BUSINESS
                                  ACQUISITIONS


         At the Meeting, the stockholders will vote to approve and authorize the issuance of additional shares of the Company's Common Stock in connection with acquisitions of Shoreline Medical Billing Systems, Inc. ("Shoreline") and Maybruch & Co. ("Maybruch"), which were completed effective January 1, 1998 (collectively, the "Shoreline/Maybruch acquisitions"). Unless contrary instructions are given, the shares represented by the enclosed proxy will be voted "FOR" the approval and authorization of the issuance of additional shares of the Company's Common Stock related to the Shoreline/Maybruch acquisitions as follows:

         Effective January 1, 1998 (the "Acquisition Date"), the Company acquired the assets and business operations of Shoreline and Maybruch, two privately owned companies which perform physician billing and collection and various practice management and accounting services in Suffern, New York. The total consideration paid was $1,313,700, consisting of $913,700 in cash and 163,405 shares of Common Stock valued at $2.45 per share. The total consideration paid to the seller in the form of unregistered Common Stock of the Company was $400,000 and the number of shares which were issued was calculated by dividing the $400,000 by the average closing price of the Company's Common Stock for the ten-day trading period immediately preceding and including January 1, 1998 (the "Acquisition Date Price"). In accordance with the purchase agreements, the Company may be required to issue additional shares of Common Stock if (1) the average price of the Common Stock for a ten-day trading period immediately preceding and including January 1, 1999 (the "Average Closing Price") is less than the Acquisition Date Price and if (2) the operation's net income during the preceding twelve (12) months is at least $800,000, then additional shares of the Company's Common Stock are required to be given to the seller on or before January 15, 1999. The additional number of shares required to be given as consideration paid to the seller is not determinable at this time but will be the difference between (a) the number of shares derived by dividing $400,000 by the Average Closing Price, and (b) the number of shares which were issued on the acquisition date, i.e. 163,405 shares.

         In accordance with Nasdaq Marketplace Rule 4460(i)(1)(d)(ii), the Company is required to obtain stockholder approval if the Company is required to issue 20% or more of the Company's Common Stock or voting power as consideration for the above transaction or for any other purpose. Thus, the Company is seeking stockholder approval and authorization of the potential issuance of additional shares, in the event that the number of shares required to be issued relating to above described transaction exceeds 20% or more of the Company's outstanding Common Stock or voting power on the Acquisition Date. The total number of shares outstanding on the Acquisition Date was 1,539,931 and, accordingly, stockholder approval is required if the Company is required to issued a total of more than 307,986 shares of its Common Stock. This requirement may be triggered if (1) the Company is required to issue more than 144,581 additional shares under the calculation defined above, and if (2) the Company's Common Stock's declines such that the Average Closing Price is $1.30 or lower. It is not currently known what the price of the Company's Common Stock will be when the Acquisition Closing Price is calculated and, accordingly, the specific number of additional shares to be issued pursuant to the Shoreline/Maybruch acquisitions can not be determined. However, Nasdaq has required that the Company seek shareholder approval for these additional shares.


     THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL AND AUTHORIZATION OF THE ISSUANCE OF ADDITIONAL SHARES OF THE COMPANY'S COMMON STOCK RELATED TO
                      THE SHORELINE/MAYBRUCH ACQUISITIONS.

                              CERTAIN TRANSACTIONS

         Douglas R. Colkitt, M.D., the Chairman, Chief Executive Officer and principal stockholder of the Company, owns, controls or is affiliated with a significant portion of the entities that were clients of the Company. The contracts with these entities expired on September 30, 1997 and were not renewed. No further revenues and related subcontract expenses (except some incidental income) related to these contracts were recognized after their expiration.

         The Company has contracted with Russell Data Services, Inc. ("Russell Data"), an entity which is owned by EquiMed, Inc., a publicly traded company which is controlled by Dr. Colkitt, to provide for services to be performed for clients of the Company. The contract is for a term of ten years and expires on September 20, 2004. The contract provides for the Company to pay Russell Data a fee of 70 percent of all net revenues to be received by the Company for services provided by Russell Data. Under the terms of the contract, the Company is permitted to contract with providers of services other than Russell Data and Russell Data is permitted to provide its services to companies other than the Company. However, Russell Data is obligated to accept from the Company all contracts which are priced at not less than 80% of the industry norm. The contract contains an arbitration procedure to be followed in the event a dispute arises between the parties under the contract. In addition, Russell Data may contract with other companies owned by, controlled by or affiliated with Dr. Colkitt for the subcontracting of services that Russell Data may render under its contracting arrangement with the Company.

         The Company may also contract for administrative services, such as payroll and accounting services, with companies owned by, controlled by or affiliated with Dr. Colkitt. Prices for any such services have not been established and the need for such services may vary from time to time. Any such services shall be performed on terms which may be less favorable than could be obtained from a third party.

         At December 31, 1997, the Company recognized a net write-off of $129,800 from entities owned by, controlled by or affiliated with Dr. Colkitt. The remaining receivables balance at December 31, 1997 of $3,008,500 was outstanding and, in the opinion of management, this amount is collectible. From January 1, 1998 until March 31, 1998, the Company has received $1,000,000 that has been applied against this balance, leaving an unpaid balance of $2,008,500.

         The Company has entered into a month-to-month operating lease for office space in Sparks, Nevada from an entity that is owned and controlled by Dr. Colkitt. The monthly rental of $300 includes utilities. The Company believes that the terms of this lease are fair and reasonable to the Company.

         In January 1995, the Company purchased an unlimited site software license, which was installed in December 1996. The license with the software company, Astute Systems, Inc. ("Astute"), which is owned and controlled by Dr. Colkitt, was not negotiated on an arm's length basis. Effective December 1996, the terms of the license were amended to include a ten year licensing period and would include all updates and software changes during the term of the license. In addition, Eric D. Robinson, the Company's President, served as the President and Chief Executive Officer of Astute from 1994 until November 1997, when he became President of the Company.

         On May 1, 1996, the Company entered into a transaction with First United Equities Corporation ("First United"), a broker-dealer registered with the Securities and Exchange Commission. First United is the principal market maker in the Company's Common Stock. Pursuant to the transaction, the Company loaned $5,200,000 through a series of advances evidenced by a promissory note bearing interest at 10%. Such note was due on demand with seven days notice. The note was collateralized by the guarantees of the principals of First United. On May 29, 1996, First United repaid $2,000,000 to the Company. Effective October 1, 1996, the remaining balance under the note and accrued interest was satisfied through the establishment of an unsecured note from Russell Data, in the amount of $3,344,174. The note bears interest at 10% and establishes a payment schedule of $1,000,000 each at January 15, April 15 and July 15, 1997, plus accrued interest thereon, with the remaining balance and interest thereon due on September 15, 1997. On February 10, 1997, the Company received $1,104,786 in principal and accrued interest from Russell Data in accordance with the payment schedule. The balance of the scheduled payments were due on September 30, 1997. The Company did not receive any additional payments during this period of time. On January 6, 1998 and March 4, 1998, the Company received additional principal payments for $915,000 and $80,000, respectively, leaving an outstanding principal balance of $1,349,200. In the opinion of management, this amount is collectible.

         At the Company's inception on August 3, 1994, the Company sold a total of 933,334 shares of its Common Stock to certain individuals, including 906,834 shares to the Company's directors and officers. See "PRINCIPAL STOCKHOLDERS". The consideration for such shares of Common Stock was approximately $1.10 per share, substantially all of which consideration consisted of demand notes executed by the purchasers, which notes have all been repaid.

         On December 8, 1994, the Company granted to Dr. Colkitt warrants to purchase an aggregate of 600,000 shares exercisable one year from the date of its initial public offering, including 200,000 shares of Common Stock at $75.00 per share expiring after three years, 200,000 shares of Common Stock at $100.00 per share expiring after five years, and 200,000 shares of Common Stock at $125.00 per share expiring after seven years. In August 1996, Dr. Colkitt transferred 150,000 of these warrants to Mr. Carr-Locke. The terms of the Chairman's Warrants are substantially similar to those of the Representative's Warrants issued in connection with the Company's initial public offering, including certain registration rights.

         Effective June 1, 1995, Mr. Carr-Locke was granted options to purchase 104,167 shares at an exercise price of $22.50 per share, which options became exercisable on August 3, 1996.

         The Company has retained MBS as a marketing and acquisition consultant for the time period from February 1, 1997 until May 31, 1998. The agreement provides for a $14,227 monthly payment. The Company's former President and Chief Executive Officer is an officer of MBS. In addition, the Company is in the process of assigning its non-cancelable operating leases for the Massachusetts office to Rapier Investments, Ltd. ("Rapier"). Rapier owns and controls MBS.

         Since December 1995, the Company has purchased one contract from MBS and nine contracts from Rapier to provide billing, collection and accounts receivable management services to Medical Services Providers. In addition, the Company is in the process of negotiating contracts with both MBS and Rapier, under which MBS and Rapier would subcontract with the Company to provide the services to be performed for certain clients of the Company.

         On March 1, 1997, the Company delegated its obligation to provide billing, collection and accounts receivable management services to MBS and Rapier pursuant to the contracts it had acquired from these companies on March 1, 1997. In addition, the Company agreed on terms and conditions authorizing Rapier to subdelegate such obligations and assign its rights to such fees to MBS. The terms of these contracts provided for the Company to pay MBS and Rapier a fee of 70% of all net revenues to be received by the Company for services provided by MBS and Rapier for these clients.

         On August 1, 1997, the Company acquired twelve contracts from MBS of Arizona to provide billing and collection services to certain Medical Service Providers in Arizona. MBS of Arizona is an entity which is owned by, controlled by or affiliated with Mr. Carr-Locke. In addition, the Company executed an Exclusive

Service Provider Contract with MBS of Arizona to provide exclusive billing, collection and accounts receivable management services to the Company for the clients covered under these contracts. The terms of the contract provided for the Company to pay MBS of Arizona a fee of 70% of all net revenues to be received by the Company for services provided by MBS of Arizona.

         Effective December 31, 1997, the Company terminated all of the contracts that were purchased in 1995 through 1997, because they were not providing sufficient cash flows to support the Company's operations. All of the contracts were either purchased from or were serviced directly or indirectly by entities owned by, controlled by or affiliated with Mr. Carr-Locke. These contracts had a book value of $8,000,400, net of amortization. At December 31, 1997, 77,276 shares of the Company's Common Stock were being held in escrow pending achievement of targeted revenue levels on these contracts. Since the revenue levels on certain of these contracts were not sufficient to require full release of shares maintained in escrow, 58,400 shares valued at $1,000,000 will not be released and will be returned to the Company.


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors, certain officers of the Company and beneficial owners of more than ten percent of the Company's Common Stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Based solely upon a review of the copies of such forms furnished to the Company by reporting persons and the representations made by such persons to the Company, the Company believes that, during the last fiscal year, its directors, officers and ten-percent beneficial owners complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, except as follows: Douglas R. Colkitt, M.D. had one late filing of a Form 4; Richard L. Flickinger had one late filing of a Form 4; and Eric D. Robinson had one late filing of a Form 3.


                     RELATIONSHIP WITH INDEPENDENT AUDITORS

         The Company has selected the firm of Medwig, Labriola & Co. to serve as its independent auditors for the current fiscal year. A representative of Medwig, Labriola & Co. is expected to be present at the Meeting, will have the opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions.



                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders in 1999 must be received by the Secretary of the Company at the Company's principal office in Sparks, Nevada prior to December 31, 1998 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Proposals must be in writing and sent via registered, certified or express mail. Facsimile or other forms of electronic submissions will not be accepted.

                             SOLICITATION OF PROXIES

         The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The expense of solicitation of proxies for the Meeting will be paid by the Company. In addition to the mailing of the proxy materials, such solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company or its subsidiaries.


                          ANNUAL REPORT ON FORM 10-KSB


         THE COMPANY WILL PROVIDE, WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB (INCLUDING THE FINANCIAL STATEMENTS, BUT EXCLUDING EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO THE CORPORATE SECRETARY AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                                       By Order of the Board of Directors,


                                       ROBERT W. HORNER, JR.
                                       Secretary



         THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT THEIR PROXIES.

                 NATIONAL MEDICAL FINANCIAL SERVICES CORPORATION

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF STOCKHOLDERS
                                  July 20, 1998

         The undersigned stockholder(s) of National Medical Financial Services Corporation, a Nevada corporation (the "Company"), revoking all previous proxies, hereby appoints Eric D. Robinson and Robert W. Horner, Jr., and each of them acting individually, as the attorneys and proxies of the undersigned, with full power of substitution, to cast all votes for all shares of common stock of the Company which the undersigned would be entitled to cast if personally present at the Annual Meeting of Stockholders of the Company to be held at 2171 Sandy Drive, State College, Pennsylvania 16803, on Monday, July 20, 1998 at 10:30 a.m. local time, and any and all adjournments or postponements thereof. Said proxies are authorized and directed to vote as indicated with respect to the following matters:

   1.   ELECTION OF CLASS II DIRECTOR     FOR  |_|     WITHHOLD AUTHORITY   |_|

        Jude J. Spak


   2.   ISSUANCE OF ADDITIONAL STOCK IN CONNECTION
        WITH THE SHORELINE/MAYBRUCH ACQUISITIONS       FOR                  |_|
                                                       AGAINST              |_|
                                                       ABSTAIN              |_|


  3. TO VOTE ON SUCH OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE 1998 ANNUAL MEETING OF STOCKHOLDERS AND ANY AND ALL
        ADJOURNMENTS OR POSTPONEMENTS THEREOF.

                     (Please date and sign on reverse side)
                -------------------------------------------------
                          (continued from reverse side)

         This Proxy is solicited on behalf of the Company's Board of Directors. Unless otherwise specified, the shares will be voted "FOR" the election of the nominee for director and will be voted "FOR" the approval of the issuance of additional stock in connection with the Shoreline/Maybruch acquisitions. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the 1998 Annual Meeting of Stockholders and any and all adjournments or postponements thereof.


THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF NATIONAL MEDICAL FINANCIAL SERVICES CORPORATION.



NOTE: Please sign this Proxy           Dated: ____________________________, 1998
exactly as the name(s) appear
hereon. When signing as
attorney-in-fact, executor,            _________________________________________
administrator, trustee or guardian,    Signature of Stockholder
please add your title as such.
Proxies executed in the name of a
corporation should be signed on        _________________________________________
behalf of the corporation by a duly    Signature of Stockholder
authorized officer. Where shares
are owned in the name of two or
more persons, all such persons
should sign.

PLEASE SIGN, DATE AND RETURN IN THE
ENCLOSED POSTAGE PAID ENVELOPE.